EXHIBIT 99.1

Dynatronics Corporation Reports First Quarter Financial Results and Business Highlights

EAGAN, MN / ACCESSWIRE / November 11, 2021 / Dynatronics Corporation (NASDAQ:DYNT), a leading manufacturer of athletic training, physical therapy, and rehabilitation products, today reported financial results and business highlights for its first quarter of fiscal year 2022 for the period ended September 30, 2021.

CEO Commentary

“Customer and dealer reaction to Dynatronics’ business transformation strategy combined with the favorable market environment are driving sales to outpace our expectations,” said John Krier, Chief Executive Officer of Dynatronics. “Our commitment to meeting this strong demand despite the impact of COVID-19 and supply chain challenges somewhat muted our gross margin to 29.8% in the first quarter.”

“Our transformation remains the top priority. We remain keenly focused on our operating levers in favorable markets, with a very steady eye on the long term to achieve our goals of sustainable operating and cash flow growth,” concluded Krier.

Key Financial Highlights

Q1 FY '22 Financial Highlights

Note: All financials referenced in this release are in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and comparisons in this release are to the same period in the prior year unless otherwise noted.

•	Total net sales of $12.3 million.
•	Gross profit margin of 29.8%, gross profit margin was 27.0% in FY ’21.
•	Net income of $483,000.
•	No debt, zero balance on the line of credit, and a borrowing base of approximately $5.2 million on September 30, 2021.
•	Cash of $5.5 million as of September 30, 2021.

Guidance for FY ’22

Dynatronics expects net sales in FY ’22 to be $40 million to $45 million, assuming continued growth in procedure volume despite the recent surge in COVID-19 cases. The mid-point of this range is a 15% improvement relative to the ˜$37 million annual continued product net sales baseline set in April 2021. The company expects the distribution of net sales across the quarters in FY ’22 to align with historical trends, which have been a little higher in the first and fourth quarters, highest in the first quarter, and lower in the second and third quarters. There may be some variability in this pattern, as the company adjusts to ordering patterns in its rehabilitation market given the transition to an exclusively dealer-based sales model.

The company is targeting improvement in gross margin, operating income, and cash flow from operations in FY ’22 relative to FY ’21, absent significant impacts from COVID-19 outbreaks, excluding the notable other income events experienced in Q4 FY ‘21.

1

Selling, general, and administrative expenses are anticipated to be 30% to 35% of net sales in FY ’22.

The company's financial guidance for FY ’22 is subject to the risks identified in its safe harbor notification below. The company and its customers expect to experience continued challenges due to COVID-19, including higher delivery and shipment costs, supply chain disruptions, and extended handling times. Dynatronics also expects some continued volatility from the company's business optimization.

Growth Priorities

Business transformation remains the company’s top priority. Each of the following strategies is very important to Dynatronics’ growth platform and the company sees near-term opportunities to capitalize on them.

•	Deliver commercial success, emphasizing quality for cost and differentiated customer experience
•	Improve margins
•	Optimize manufacturing and supply chain
•	Continued focus on cash flow from operations
•	Timely commercial launch of new products focused on growth markets
•	Target acquisitions in existing or adjacent markets with customer uptake and > 40% gross margin

Conference Call and Webcast Q1 FY ’22 Results

The company will hold a conference call and live audio webcast to discuss the results, consisting of prepared remarks by management, slide presentation, and a question-and-answer session with analysts, beginning at 10:00 AM ET on Thursday, November 11, 2021.

Interested persons may access the live conference call by dialing 888-506-0062 (U.S./Canada callers) or 973-528-0011 (international callers), using passcode 707341. It is recommended that participants call or login 10 minutes ahead of the scheduled start time to ensure a proper connection. An audio replay will be available one hour after the live call until Midnight on November 18, 2021, by dialing 877-481-4010, using passcode 43445.

The live webcast and slide presentation can be accessed on the company's Investor webpage under the Events & Presentations tab at https://irdirect.net/DYNT/corporate_document/1982. The webcast will be archived on the website for future viewing.

Upcoming Investor Conference

The company will be participating in the virtual Q4 Investor Summit conference on November 16th and 17th. Management will be available for one-on-one meetings and will present in a virtual group format at this conference. Institutional investors, family offices, and publishing analysts may request one-on-one meetings with Dynatronics throughout the event. Please visit www.investorsummitgroup.com.

The company's group presentation for the Investor Summit is scheduled for November 16, 2021 at 11:00 AM ET.

2

The live webcast and slide presentations of the group presentation will be available on the company's Investor webpage under the Events & Presentations tab at https://irdirect.net/DYNT/corporate_document/1982. The webcast will be archived on the website for future viewing.

About Dynatronics Corporation

Dynatronics is a leading medical device company committed to providing high-quality restorative products designed to accelerate achieving optimal health. The Company designs, manufactures, and sells a broad range of products for clinical use in physical therapy, rehabilitation, pain management, and athletic training. Through its distribution channels, Dynatronics markets and sells to orthopedists, physical therapists, chiropractors, athletic trainers, sports medicine practitioners, clinics, hospitals, and consumers. The Company's products are marketed under a portfolio of high-quality, well-known industry brands including Bird & Cronin®, Solaris™, Hausmann™, Physician's Choice®, and PROTEAM™, among others. More information is available at www.dynatronics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements include references to the company's expectations and similar statements. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include our statements regarding expected improvement in overall performance, expectations that the company will deliver higher annual gross margins, operating income and cash flow from operations in fiscal year 2022 compared to fiscal year 2021, expectations regarding reduction in leased space in fiscal year 2022, expectations regarding net sales, gross margin, selling general and administrative costs, and other income in fiscal year 2022, and uncertainties involving the impact of the COVID-19 pandemic on the company’s results of operations and financial condition. These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in the company's annual, quarterly and other reports filed with the Securities and Exchange Commission.

About Non-GAAP Financial Measures

Continued product net sales as used in this press release is a non-GAAP measure as defined under the rules of the Securities and Exchange Commission. The company defines continued product net sales as sales excluding discontinued products and sales of physical therapy and rehabilitation products through our direct sales channel. Management uses this non-GAAP measures to evaluate our operating performance and to forecasting future periods. Management believes this non-GAAP measure provides investors additional information about the company’s ongoing operating performance and is not intended as a substitute for, or superior to, the financial measure prepared in accordance with GAAP. Investors are cautioned against placing undue reliance on this non-GAAP measure.

3

Summary Financial Results

Following is a summary of operating results for the periods ended September 30, 2021 and 2020, the balance sheet highlights at September 30, 2021 and June 30, 2021 and cash flow for periods ended September 30, 2021 and 2020.

Summary Selected Financial Data
Statement of Operations Highlights
In thousands, except share and per share amounts

	Quarter Ended
	September 30,
	2021	2020

Net sales	$12,301	$12,133
Cost of sales	8,637	8,231
Gross profit	3,664	3,902
	29.8%	32.2%

Selling, general, and admin. expenses	4,097	4,246
Other (expense) income, net	916	(34)
Net income (loss)	$483	$(378)

Convertible preferred stock dividend, in common stock	(187)	(194)
Net income (loss) attributable to common stockholders	$296	$(572)

Net income (loss) attributable to common stockholders per common share - basic and diluted	$0.02	$(0.04)
Weighted-average common shares outstanding - basic and diluted	17,565,211	14,080,361

4

Balance Sheet Highlights
In thousands

	September 30, 2021	June 30, 2021
Cash and cash equivalents and restricted cash	$5,493	$6,254
Trade accounts receivable, net	6,095	5,643
Inventories, net	7,189	6,526
Prepaid & other	3,004	2,483
Total current assets	21,781	20,906

Non-current assets	17,677	18,234
Total assets	$39,458	$39,140

Accounts payable	$4,379	$3,738
Accrued payroll and benefits expense	1,495	1,656
Accrued expenses	1,074	1,485
Other current liabilities	1,611	1,593
Line of credit	-	-
Total current liabilities	8,559	8,472

Non-current liabilities	4,796	5,154
Total liabilities	13,355	13,626

Stockholders' equity	26,103	25,514
Total liabilities and stockholders' equity	$39,458	$39,140

5

Cash Flow Highlights
In thousands

	Quarter Ended
	September 30,
	2021	2020

Net income (loss)	$483	$(378)

Depreciation and amortization	325	394
Stock based compensation	106	47
(Gain) loss on sale of property and equipment	-	(6)
Receivables	(452)	(716)
Inventory	(663)	1,223
Prepaid and other assets	(527)	(320)
Accounts payable, accrued expenses, and other liabilities	72	880
Net cash (used in) provided by operating activities	(656)	1,124

Net cash used in investing activities	(20)	(16)

Payments on non-current liabilities	(85)	(1,133)
Proceeds from issuance of common stock, net	-	-
Net cash used in financing activities	(85)	(1,133)

Net change in cash and cash equivalents	(761)	(25)
Cash and cash equivalents at beginning of the period	6,254	2,316
Cash and cash equivalents and restricted cash at end of the period	$5,493	$2,291

6

Contact:

Dynatronics Corporation
Investor Relations
Skyler Black
(801) 676-7201
ir@dynatronics.com

Darrow Associates
Jeff Christensen, Managing Director
(703) 297-6917
jchristensen@darrowir.com

For additional information, please visit: www.dynatronics.com

Connect with Dynatronics on LinkedIn

SOURCE: Dynatronics Corporation

7